UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2012

Date of Report (Date of earliest event reported)

WESTERN GAS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On December 12, 2012, Western Gas Partners, LP (the “Partnership”), Western Gas Holdings, LLC (the “General Partner”), Western Gas Equity Partners, LP (“WGP”) and Western Gas Equity Holdings, LLC entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”), in connection with WGP’s initial public offering (the “Offering”). The Unit Purchase Agreement established the terms under which WGP and the General Partner purchased common units representing limited partner interests in the Partnership (the “Common Units”) and general partner units in the Partnership (the “General Partner Units”), respectively, with the net proceeds of the Offering. WGP and the General Partner purchased the Common Units and General Partner Units at a price of $46.00 per unit. The purchase of Common Units and General Partner Units resulted in aggregate proceeds to the Partnership of approximately $409.4 million.

The foregoing description is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, which is incorporated by reference as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On December 12, 2012, in connection with the closing of the Offering and the Unit Purchase Agreement, the Partnership issued 8,722,966 Common Units to WGP and 178,019 General Partner Units to the General Partner. The transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for this transaction. The description in Item 1.01 above regarding the Unit Purchase Agreement is incorporated in this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP

On November 30, 2012, the Board of Directors of the General Partner unanimously approved Amendment No. 9 (the “LPA Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”). The LPA Amendment became effective on December 12, 2012.

Pursuant to the LPA Amendment, the definition of “Special Committee” in Section 1.1 of the Partnership Agreement was amended to, among other things, expressly provide that a director will not meet the standards required to serve on the Special Committee if he or she is a holder of any ownership interest in WGP or its subsidiaries (other than WES and its subsidiaries) other than common units in WGP, and that such director may not beneficially own common units of WGP with an aggregate fair market value that exceeds the aggregate fair market value of such director’s interests in the Partnership, in each case calculated as of December 31 prior to such director’s appointment or annual re-appointment to the Special Committee; provided, however, that if a director does not meet the qualifications to serve on the Special Committee solely as a result of his or her failure to satisfy the ownership restriction set forth above, such director will be deemed to meet such qualifications if he or she satisfies such ownership restriction as of the date the Special Committee acts to approve or disapprove of any matter.

The foregoing description is qualified in its entirety by reference to the full text of the LPA Amendment, which is filed as Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference.

Second Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC

On November 30, 2012, the Board of Directors of the General Partner unanimously approved the Second Amended and Restated Limited Liability Company Agreement of the General Partner (as amended, the “GP LLC Agreement”). The GP LLC Agreement became effective on December 12, 2012.

Pursuant to the GP LLC Agreement, certain immaterial and administrative changes to the agreement were made, and the definition of “Special Committee” in Section 7.10(c) was amended to cross-reference the definition of “Special Committee” found in the Partnership Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the GP LLC Agreement, which is filed as Exhibit 3.2 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Amendment No. 9 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of December 12, 2012

3.2	Second Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC, dated as of December 12, 2012

10.1	Unit Purchase Agreement, by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Western Gas Equity Partners, LP and Western Gas Equity Holdings, LLC, dated as of December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Date: December 12, 2012	By:	/s/ Philip H. Peacock
Philip H. Peacock
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

3.1	Amendment No. 9 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of December 12, 2012

3.2	Second Amended and Restated Limited Liability Company Agreement of Western Gas Holdings, LLC, dated as of December 12, 2012

10.1	Unit Purchase Agreement, by and among Western Gas Partners, LP, Western Gas Holdings, LLC, Western Gas Equity Partners, LP and Western Gas Equity Holdings, LLC, dated as of December 12, 2012 (incorporated by reference to Exhibit 10.1 to Western Gas Equity Partners, LP’s Current Report on Form 8-K filed on December 12, 2012, File No. 001-35753)